UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

PGIM Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01582	88-1771414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Broad Street Newark, New Jersey	07102-4410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 802-5032

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 10, 2024, PGIM Private Credit Fund (the “Fund”) held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders considered two proposals as described in the Fund’s proxy statement filed on August 28, 2024. At the close of business on the record date, July 17, 2024, the Fund had 4,564,597 common shares of beneficial interest outstanding and entitled to vote at the Annual Meeting. The final results of the voting on the matters submitted to shareholders at the Annual Meeting are set forth below.

Proposal 1: Shareholders elected two Class I Trustees to the Fund’s Board of Trustees, each to serve until the 2027 annual meeting of shareholders and until their successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Name	For	Against	Abstentions	Broker Non-Votes
Scott E Benjamin	4,521,353	—	—	—
Morris L. McNair III	4,521,353	—	—	—

Proposal 2: Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2024 based on the following votes:

For	Against	Abstentions	Broker Non-Votes
4,521,353	—	—	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGIM PRIVATE CREDIT FUND

Date: September 12, 2024	By:	/s/ George Hoyt
	Name:	George Hoyt
	Title:	Assistant Secretary